UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006 (March 14, 2006)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2006, John F. Flournoy retired from the Board of Directors to pursue other opportunities. There were no disagreements with management.

On March 14, 2006, the registrant’s Board of Directors elected Mary Beth Shanahan McCormick as a new director to serve a term ending at the 2006 Annual Meeting of Shareholders. The Board of Directors also appointed Ms. McCormick to serve on the Audit Committee of the Board of Directors. Ms. McCormick is an independent director as defined under the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Ms. McCormick and any other persons pursuant to which Ms. McCormick was selected as a director. Since the beginning of the registrant’s last fiscal year, Ms. McCormick has had no direct or indirect interest in any transaction to which the registrant was a party.

On March 14, 2006, the registrant issued a press release announcing Ms. McCormick's appointment to the Board of Directors and Mr. Flournoy’s retirement. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number Description
----------  -------------------------------------------
99.1	Press Release dated March 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 14, 2006	/s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)